                                                                   EXHIBIT 10.53

                   FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                                      AND
                     AMENDMENT TO STOCK OPTION AGREEMENTS



     This First Amendment to Employment Agreement dated as of September 11, 2000 (hereinafter referred to as "Amendment"), is by and between FirstWorld
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Communications, Inc., a Delaware corporation (the "Company") and Scott M. Chase
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("Executive") (collectively, the "Parties").
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                                   RECITALS

     A. The Parties have previously entered into an Employment Agreement dated as of October 1, 1998 (hereinafter referred to as "Employment
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          Agreement").
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     B. The Parties have previously entered into the November 11, 1998 Stock Option Agreement under the FirstWorld Communications 1997 Stock Plan, and the April 15, 1999 and December 31, 1999 Incentive Stock Option Agreements under the 1999 Equity Incentive Plan of FirstWorld Communications, Inc., (hereinafter collectively referred to as "Prior
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          Option Agreements").
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     C. Pursuant to the terms of following amendments, the Parties mutually desire to: 1) extend the period of employment of Executive through and including August 31, 2001 under the same terms and conditions as contained in the Employment Agreement; and 2) grant additional options, and under certain circumstances provide for a longer period in which to exercise options; 3) increase in the Executive's bonus opportunity; and 4) grant Executive accelerated vesting of options upon Change of Control.

                                   AGREEMENT

     IN CONSIDERATION of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree to amend the Employment Agreement as follows:

     1.   Section 2 Term of the Employment Agreement is deleted in its entirety
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and amended to read as follows:

          Term.  The period of employment of Executive by Company hereunder (the
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          "Employment Period") shall commence on October 1, 1998 (the "Commencement Date") and shall continue through August 31, 2001. The Employment Period may be sooner terminated by either party in accordance with Section 5 of this Agreement.

     2.   Section 4(c) Annual Bonus of the Employment Agreement is deleted in
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its entirety and amended to read as follows:

          Annual Bonus.  The Board's Compensation Committee (the "Compensation
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          Committee") or its delegate shall review Executive's performance at
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          least once quarterly during each year of the Employment Period to review the Executive's performance pursuant to the procedures and terms of Company's Quarterly Bonus Plan ("Bonus Plan"), as in effect from time to time. The percentage of Executive's Salary to be used for calculations under the Bonus Plan shall be an amount equal to 50% of the Executive's Base Salary. The Executive's Bonus shall be paid pursuant to the terms and conditions of the Bonus Plan.

     3.   Additional Grant of Stock Options ("New Option Agreement"):
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          Effective as of the date of this Amendment ("Option Grant Date"),
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          Executive shall be awarded a stock option (the "Stock Option") to
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          purchase Fifteen Thousand (15,000) shares of the Company's Series B Common Stock, par value $.0001 per share (the "Common Stock"). The
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          shares of Common Stock subject to the Stock Option shall vest in increments of Six Thousand (6,000) shares on August 1, 2001; Four Thousand Five Hundred (4,500) shares August 1, 2002; and Four Thousand Five Hundred (4,500) shares on August 1, 2003. The Purchase Price for the Common Stock covered by the Option shall be equal to the fair market value of the Common Stock as measured by the closing price of a share of Common Stock on NASDAQ on the trading date of the Option Grant Date. The Stock Option will be granted under the 1999 Equity Incentive Plan of FirstWorld Communications, Inc. (the "Plan") and the
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          terms and conditions of the Stock Option will be determined in accordance with the Plan; provided however, to the extent such terms of the Plan or the New Option Agreement conflict with the terms of the Employment Agreement, as amended, the terms of the Employment Agreement will control. To the extent permissible under applicable law and the Plan, the Stock Option granted under the New Option Agreement will be granted as incentive stock options.

     4.   To accomplish accelerated vesting upon a Change in Control:

          (a) Executive's Employment Agreement is amended to add a new sentence at the end of Section 4(d) Stock Options as stated in the italicized paragraph
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below;

          (b)  An additional Section 12 Change in Control shall be added to the
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November 11, 1998 Stock Option Agreement under the FirstWorld Communications 1997 Stock Plan, to read as stated in the italicized paragraph below;

          (c)  Section 5.3 Change in Control of the April 15, 1999 and December
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31, 1999 Incentive Stock Option Agreements under the 1999 Equity Incentive Plan of FirstWorld Communications, Inc. shall be amended as stated in the italicized paragraph below;

          Notwithstanding any terms in the Plan to the contrary, this Option Agreement, the Employment Agreement, as amended, or otherwise, all of the Options granted hereunder shall become vested and exercisable immediately prior to such transaction in the event of the sale of all or substantially all of the Company's assets or a merger or consolidation in which the Company is not the surviving entity, or the Company's stockholders prior to the transaction own less than 50% of the voting power of the Company's outstanding securities immediately following the transaction.

          (d) Section 5.3 of the New Option Agreement shall read as stated in the paragraph below:

          Change in Control and Accelerated Vesting.  Notwithstanding any terms
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          in the Plan to the contrary, this Option Agreement, the Employment Agreement, as amended, or otherwise, all of the Options granted hereunder shall become vested and exercisable immediately prior to such transaction in the event of the sale of all or substantially all of the Company's assets or a merger or consolidation in which the Company is not the surviving entity, or the Company's stockholders prior to the transaction own less than 50% of the voting power of the Company's outstanding securities immediately following the transaction. In addition, upon termination of Executive's employment by the Company without Cause or by the Executive for Good Reason prior to the expiration of the Employment Period, those Options granted hereunder that would otherwise become vested on or before August 31, 2001 shall become vested and exercisable.

     5. To accomplish a change to the exercisability of the Stock Options granted under the Prior Option Agreements:

          (a)  Section I Termination Period of the November 11, 1998 Stock
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Option Agreement under the FirstWorld Communications 1997 Stock Plan, shall read as follows:

          Termination Period.  If the Optionee's employment is terminated by the
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          Company without Cause or by the Optionee for Good Reason, pursuant to Optionee's Employment Agreement, as amended, the expiration of the later to occur of: (i) August 31, 2001, or (ii) thirty (30) days from the Date of Termination of Employment.

          (b)  Section 3.3(c) Expiration of Option of the April 15, 1999 and
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December 31, 1999 Incentive Stock Option Agreements under the 1999 Equity Incentive Plan of FirstWorld Communications, Inc., shall read as follows:

          If the Optionee's employment is terminated by the Company without Cause or by the Optionee for Good Reason, pursuant to Optionee's Employment Agreement, as amended, the expiration of the later to occur of: (i) August 31, 2001, or (ii) thirty (30) days from the Date of Termination of Employment.

     Executive understands that amending the Prior Option Agreements to extend the opportunity to exercise the Options may adversely affect his tax consequences under such Prior Option Agreements.

          (c)  Section 3.3(c) Expiration of Option of the New Option Agreement
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shall read as follows:

          If the Optionee's employment is terminated by the Company without Cause or by the Optionee for Good Reason, pursuant to Optionee's Employment Agreement, as amended, the expiration of the later to occur of: (i) August 31, 2001, or (ii) ninety (90) days from the Date of Termination of Employment.

     6.   Section 12 Notice of the Employment Agreement is amended to read as
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follows:

          Notice.  For the purposes of this Agreement, notices, demands and all
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          other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to Executive:    Scott M. Chase
                              18042 East Dorado Drive
                              Aurora, CO 80015

          If to the Company:  FirstWorld Communications, Inc.
                              8390 East Crescent Parkway, Suite 300
                              Greenwood Village, CO 80111
                              Attn: General Counsel
                              Facsimile: (303) 874-2461

          or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     7. Executive acknowledges that he may be employed by a subsidiary of the Company, however, the Company will remain liable for all obligations contained in the Employment Agreement.

     8. The Employment Agreement and the Prior Option Agreements are deemed amended to reflect the changes contemplated by this Amendment. Except as expressly modified herein, the Employment Agreement and Prior Option Agreements shall remain in full force and effect in accordance with their terms and conditions.

     9. Capitalized terms in this Amendment that are not otherwise defined herein shall have the same meaning as in the Employment Agreement, the Prior Option Agreements or the New Option Agreement.

     10. The Parties agree to execute, deliver and amend such documents as are reasonably necessary accomplish the Parties' intent hereunder.

          IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the date first above written.

FIRSTWORLD COMMUNICATIONS, INC.,
a Delaware corporation



By:    /s/ David J. Gandini                       /s/ Scott M. Chase
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Name:  David J. Gandini                           Scott M. Chase
Title: Executive Vice President and
       Acting Chief Operating Officer